BISYS FUND SERVICES
CODE OF ETHICS
EXHIBIT A

The following investment companies are Reportable Funds 1:

Activa
Actinver Funds
Agilex
American Family Funds
American Independence/ Nestegg
American Performance
Amex Financial Services
AmSouth Funds
BB&T Funds
BNY Hamilton Funds
Boyar
Capstone Funds
CIBC - Trust
CIBC - Munder
Citizens Funds
Comerica
Commonwealth of Virginia
Coventry Group (consisting of the First Source Monogram, UST Boston, Shelby and Signal)
Empire Builder
Exeter Funds
Federated International Funds PLC
First Focus Funds
Firth Third Funds
Gartmore Funds
GMO
Hansberger Institutional Series
Hartford
Heartland
Hirtle Callaghan Trust
HSBC Canada
HSBC Investor/ VIF /Insight/Star
Huntington Fund
IBT Merrimac
INVESCO Funds
JPMorgan Funds
Laudus Funds/AXA Rosenberg LP
LEADER Funds
Legacy Funds
Levco Securities
Mercantile Funds
MMA Praxis
Monogram Common Trust Funds
MONY Separate Accounts

A-1

Morgan Stanley SICAV
Morgan Stanley Cayman Funds
Morgan Stanley Global Franchise Fund LP
Morgan Stanley Investment Management
Munder Funds
New Covenant Funds
Old Westbury
One Group
Pacific Capital (including CATS and Hawaiian Trust)
Paypal (x.com)
Performance Funds
Permal Asset Management
ProFunds
Retirement Services
Sand Hill Investors Fund II
Schroder Funds
Scudder Funds
Shay Funds (IICAF, AMF)
Shelby Funds
Signal Funds
Skyline Funds
STI Classic Funds
Tamarack Funds
TD Waterhouse Funds
Texstar
UBOC Common Trust Funds
UBOC Copper Mountain
UBS
UBS Global Asset Management Trust Co.
UBS Relationship Funds
UBS Supplementary Trust
Universal Institutional Funds, Inc.
USAllianz
US Allianz VIP Funds
Variable Insurance Funds
Victory, Gradison, Lewco
Vintage/Stable Assets
Washington Mutual

As of January 1, 2005

1  The companies listed on this Exhibit A may be amended from time to time, as necessary.